Exhibit 99.1
Backblaze Announces Third Quarter 2022 Financial Results

48% Revenue Growth in B2 Cloud Storage, 27% Revenue Growth Overall in Q3 2022

San Mateo, CA (November 9, 2022)—Backblaze, Inc. (Nasdaq: BLZE), the leading independent storage cloud, today announced results for its third quarter ended September 30, 2022.

“As highlighted in our October 24, 2022 preliminary results, we had a strong Q3. We had 48% revenue growth in B2 Cloud Storage, and total company revenue grew 27%,” said Gleb Budman, CEO of Backblaze. “We also made significant progress in our channel program, including the launch of our channel partner portal and signing of several new national resellers. We are pleased to continue to scale in an uneven macro-economic environment.”

Third Quarter 2022 Financial Highlights:

•Revenue of $22.1 million, an increase of 27% year-over-year (YoY).
•B2 Cloud Storage revenue was $8.8 million, an increase of 48% YoY.
•Computer Backup revenue was $13.1 million, an increase of 17% YoY.
•Gross profit of $11.2 million, or 51% of revenue, compared to $8.8 million and 51% of revenue, in Q3 2021.
•Adjusted gross profit of $16.7 million, or 76% of revenue, compared to $12.8 million and 74% of revenue in Q3 2021.
•Net loss of $(12.8) million compared to a net loss of $(6.0) million in Q3 2021.
•Net loss per share of $(0.40) compared to a net loss per share of $(0.32) in Q3 2021.
•Adjusted EBITDA of $(1.9) million, or (8)% of revenue, compared to $0.8 million and 5% of revenue in Q3 2021.
•Non-GAAP net loss of $(8.0) million compared to non-GAAP net loss of $(4.2) million in Q3 2021.
•Non-GAAP net loss per share of $(0.25) compared to a non-GAAP net loss per share of $(0.22) in Q3 2021.
•Cash, short-term investments and restricted cash, non-current totaled $80.0 million as of September 30, 2022.

Third Quarter 2022 Operational Highlights:

•Annual recurring revenue (ARR) was $88.0 million, an increase of 24% YoY.
▪B2 Cloud Storage ARR was $35.7 million, an increase of 45% YoY.
▪Computer Backup ARR was $52.3 million, an increase of 13% YoY.
•Net revenue retention (NRR) rate was 114% compared to 110% in Q3 2021.
▪B2 Cloud Storage NRR was 123% compared to 131% in Q3 2021.
▪Computer Backup NRR was 108% compared to 101% in Q3 2021.
•Gross customer retention rate was 91% in Q3 2022 and Q3 2021.
▪B2 Cloud Storage gross customer retention rate was 90% compared to 89% in Q3 2021.
▪Computer Backup gross customer retention rate was 90% compared to 91% in Q3 2021.

Recent Business Highlights:

•Channel Partner Program:
◦Launched Partner Portal: providing a dedicated space for partners to access deal registration, discounts, support, and self-service promotional resources
◦Signed Several Major National Resellers and Distributors
•B2 Reserve: First full quarter of availability
•Expanded B2 ransomware protection offering with key partner
•Backblaze Computer Backup 8.5: Complete visual refresh of our applications with performance improvements
•Hired Experienced Chief Human Resources Officer: Robert Fitt has 20 years of experience in human resources and will lead Backblaze’s effort to increase its competitive advantage in sourcing talent that stems from its award-winning culture, diversity, and leadership
•Promoted Experienced Chief Technology Officer: Dr. Brian Beach has 40 years of experience in technology, has been a critical technical leader at Backblaze for nearly a decade, and will lead Backblaze’s architecture to continue providing a powerful storage cloud platform for our customers

Financial Outlook:

Based on information available as of November 9, 2022,

For the fourth quarter of 2022 we expect:
•Revenue between $22.5 million to $22.9 million.
•Adjusted EBITDA margin between (14)% to (10)%.
•Basic weighted average shares outstanding of 32.5 million to 34.5 million shares.

For full-year 2022 we now expect:
•Revenue between $84.7 million to $85.1 million (vs. prior guidance of $83 million to $86 million).
•Adjusted EBITDA margin between (12)% to (11)% (vs. prior guidance of (17)% to (13)%).

Conference Call Information:

Backblaze will host a conference call today, November 9, 2022 at 1:30 p.m. PT (4:30 p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/dxgk6h46
Register to listen by phone here: https://dpregister.com/sreg/10170521/f41c667a97

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze makes it astonishingly easy to store, use, and protect data. The Backblaze Storage Cloud provides a foundation for businesses, developers, IT professionals, and individuals to build applications, host content, manage media, back up and archive data, and more. With over two billion gigabytes of data storage under management, the company currently works with more than 500,000 customers in over 175 countries. Founded in 2007, the company is based in San Mateo, CA. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: market competition, including competitors that may have greater size, offerings, and resources; effectively managing growth; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to attract and retain customers; continued growth consistent with historical levels; ability to successfully execute go-to-market strategies and offer new features on a timely basis; material defects or errors in our software; supply chain disruption; achieve success with our existing and new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; the impact of inflation, the COVID-19 pandemic, geopolitical tensions including Russia-Ukraine and China-Taiwan, and other factors relating to our business and the business of our customers, partners, vendors, and supply chain; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, updates reflected in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, income tax provision, unrealized loss on SAFE and gain on extinguishment of debt. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, exclusive of stock-based compensation expense, depreciation expense of our property and equipment, and amortization expense of capitalized internal-use software included within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software, because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation and other items we deem non-recurring. We believe that non-GAAP net income (loss), when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Key Business Metrics:
Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Additional Key Business Metrics Calculation Notes

The metrics for net revenue retention rate and gross customer retention rate are currently calculated using only those customers paying by credit card and exclude customers paying by invoice utilizing a different system. The amounts related to the number of customers paying by invoice has historically been immaterial.

Investors Contact
James Kisner,
Vice President of Investor Relations
ir@backblaze.com

Press Contact
Jeanette Foster
Communications Manager, Backblaze
jfoster@backblaze.com

BACKBLAZE, INC.
CONDENSED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash	$24,813	$104,843
Accounts receivable, net	720	309
Short-term investments	52,626	—
Prepaid expenses and other current assets	6,373	5,930
Total current assets	84,532	111,082
Restricted cash, non-current	2,544	—
Property and equipment, net	49,814	43,068
Operating lease right-of-use assets	4,753	—
Capitalized software, net	13,648	7,637
Other assets	1,622	1,794
Total assets	$156,913	$163,581
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,718	$2,075
Accrued expenses and other current liabilities	7,944	7,620
Finance lease liabilities and lease financing obligations, current	18,796	13,645
Operating lease liabilities, current	2,058	—
Deferred revenue, current	22,705	21,722
Total current liabilities	54,221	45,062
Finance lease liabilities and lease financing obligations, non-current	17,981	19,603
Operating lease liabilities, non-current	2,862	—
Deferred revenue, non-current	2,784	3,132
Other long-term liabilities	—	298
Debt facility, non-current	2,543	—
Total liabilities	$80,391	$68,095
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 15,108,346 and 8,227,992 shares issued and outstanding as of September 30, 2022 and December, 31, 2021, respectively.	1	1
Class B common stock, $0.0001 par value; 37,000,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 17,328,043 and 22,156,842 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively.	2	2
Additional paid-in capital	149,767	131,826
Accumulated deficit	(73,248)	(36,343)
Total stockholders’ equity	76,522	95,486
Total liabilities and stockholders’ equity	$156,913	$163,581

BACKBLAZE, INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)
Revenue	$22,051	$17,320	$62,229	$48,782
Cost of revenue	10,836	8,519	30,073	24,275
Gross profit	11,215	8,801	32,156	24,507
Operating expenses:
Research and development	8,152	5,338	24,493	14,314
Sales and marketing	9,727	5,025	26,125	13,149
General and administrative	5,396	3,104	16,106	8,261
Total operating expenses	23,275	13,467	66,724	35,724
Loss from operations	(12,060)	(4,666)	(34,568)	(11,217)
Investment income	210	—	405	—
Interest expense	(950)	(968)	(2,811)	(2,686)
Gain on extinguishment of debt	—	—	—	2,299
Unrealized loss on SAFE	—	(359)	—	(359)
Loss before provision for income taxes	(12,800)	(5,993)	(36,974)	(11,963)
Income tax (benefit) provision	—	—	(69)	136
Net loss	$(12,800)	$(5,993)	$(36,905)	$(12,099)
Net loss per share, basic and diluted	$(0.40)	$(0.32)	$(1.18)	$(0.64)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	31,994,391	18,936,698	31,245,069	18,775,908

BACKBLAZE, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(36,905)	$(12,099)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Gain on extinguishment of Paycheck Protection Program ("PPP") loan	—	(2,299)
Net accretion of discount on investment securities	(367)	—
Unrealized loss on SAFE	—	359
Noncash lease expense on operating leases	1,820	—
Depreciation and amortization	14,689	12,041
Stock-based compensation	13,011	3,611
Loss (gain) on disposal of assets and other adjustments	24	(17)
Changes in operating assets and liabilities:
Accounts receivable	(411)	94
Prepaid expenses and other current assets	(234)	(1,406)
Other assets	56	(256)
Accounts payable	(137)	(258)
Accrued expenses and other current liabilities	(901)	1,186
Deferred revenue	635	5,105
Operating lease liabilities	(1,853)	—
Other long-term liabilities	(69)	(97)
Net cash (used in) provided by operating activities	(10,642)	5,964
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(113,259)	—
Maturities of marketable securities	61,000	—
Purchases of property and equipment, net	(4,061)	(6,876)
Capitalized internally-developed software costs	(5,645)	(3,013)
Net cash used in investing activities	(61,965)	(9,889)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(11,602)	(8,715)
Payments of deferred offering costs	(658)	(1,807)
Proceeds from debt facility	2,543	3,500
Repayment of debt facility	—	(3,500)
Proceeds from SAFE	—	10,000
Proceeds from lease financing obligations	—	2,907
Employee payroll taxes paid related to net settlement of equity awards	(130)	—
Proceeds from exercises of stock options	3,439	148
Proceeds from employee stock purchase plan	1,529	—
Net cash (used in) provided by financing activities	(4,879)	2,533
Net decrease in cash, restricted cash and restricted cash, non-current	(77,486)	(1,392)
Cash and restricted cash at beginning of period	105,012	6,076
Cash, restricted cash and restricted cash, non-current at end of period	$27,526	$4,684
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$2,838	$2,578
Cash paid for income taxes	$26	$—
Cash paid for operating lease liabilities	$1,948	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized software	$1,808	$271
Accrued bonus classified as stock-based compensation	$1,716	$—
Equipment acquired through finance lease and lease financing obligations	$15,680	$8,895
Accruals related to purchases of property and equipment	$337	$250
Lease liabilities arising from right-of-use assets upon adoption of ASC 842	$5,220	$—
Extinguishment of PPP loan	$—	$2,299
RECONCILIATION OF CASH AND RESTRICTED CASH
Cash	$24,813	$4,684
Restricted cash - included in prepaid expenses and other current assets	$169	$—
Restricted cash, non-current	$2,544	$—
Total cash, restricted cash and restricted cash, non-current	$27,526	$4,684

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except percentages)
Gross profit	$11,215	$8,801	$32,156	$24,507
Adjustments:
Stock-based compensation	353	139	977	333
Depreciation and amortization	5,131	3,896	14,178	11,580
Adjusted gross profit	$16,699	$12,836	$47,311	$36,420
Gross margin	51%	51%	52%	50%
Adjusted gross margin	76%	74%	76%	75%

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except percentages)
Net loss	$(12,800)	$(5,993)	$(36,905)	$(12,099)
Adjustments:
Depreciation and amortization	5,357	4,059	14,790	12,041
Stock-based compensation	4,830	1,448	13,011	3,611
Net interest expense	740	968	2,406	2,686
Income tax (benefit) provision	—	—	(69)	136
Unrealized loss on SAFE	—	359	—	359
Gain on extinguishment of debt	—	—	—	(2,299)
Adjusted EBITDA	$(1,873)	$841	$(6,767)	$4,435
Adjusted EBITDA margin	(8)%	5%	(11)%	9%
Non-GAAP Net Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except share and per share data)
Net loss	$(12,800)	$(5,993)	$(36,905)	$(12,099)
Adjustments:
Stock-based compensation	4,830	1,448	13,011	3,611
Unrealized loss on SAFE	—	359	—	359
Gain on extinguishment of debt	—	—	—	(2,299)
Non-GAAP net loss	$(7,970)	$(4,186)	$(23,894)	$(10,428)
Non-GAAP net loss per share, basic and diluted	$(0.25)	$(0.22)	$(0.76)	$(0.56)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	31,994,391	18,936,698	31,245,069	18,775,908

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-based Compensation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands, unaudited)
Cost of revenue	$353	$139	$977	$333
Research and development	1,828	466	5,066	1,377
Sales and marketing	1,539	489	3,906	1,057
General and administrative	1,110	354	3,062	844
Total stock-based compensation expense	$4,830	$1,448	$13,011	$3,611